SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                           ---------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

   Date of Report: (Date of earliest event reported): October 17, 2003: (October
                                   16, 2003):


                           RAMPART CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


        TEXAS                     1-15277                      76-0427502
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification No.)
-------------------------------------------------------------------------------------



                            16401 COUNTRY CLUB DRIVE
                                  CROSBY, TEXAS
              (Address of Registrant's principal executive offices)

                                 (713) 223-4610
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

     On October 16, 2003, Rampart Capital Corporation (the "Company") and certain of its subsidiaries and affiliates entered into the Sixteenth Amendment to Loan Agreement (the "Sixteenth Amendment") dated as of September 24, 2003, with Southwest Bank of Texas N.A. (the "Bank"). The Sixteenth Amendment materially amends the existing Loan Agreement, as amended through the Fifteenth Amendment, including the following items:

     The amount of the credit facility was increased from $3,000,000 to $4,500,000 and extended until September 23, 2004.

     The Company's Tangible Net Worth (on a consolidated basis) must be at least $8,500,000 instead of the prior $11,000,000. Where "Tangible Net Worth" means the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock, cost in excess of net assets acquired, deferred development costs and all other assets as are properly classified as intangible assets.

     The Company must maintain (on a consolidated basis) a ratio of Adjusted Total Liabilities to Tangible Net Worth not exceeding 1.75:1.00 instead of the prior 1.50:1.00. Where "Adjusted Total Liabilities" means Total Liabilities excluding "High Yield Lending Program" notes payable and "Total Liabilities" means the sum of current liabilities plus long term liabilities, excluding any deferred income taxes.

     The term "Borrowing Base" was defined to be an amount at any time equal to the sum of: (a) fifty percent (50%) of the value of the six (6) specific assets pledged to the Bank set forth in Exhibit A ("Exhibit A") attached to the Sixteenth Amendment (the initial value set forth in Exhibit A is subject to adjustment if a property's value decreased per a subsequent appraisal of such property), and (b) fifty percent (50%) of the purchase price not to exceed $250,000 for new asset acquisitions without an acceptable Bank appraisal; provided, however, assets with an acceptable Bank appraised value may be granted borrowing availability of fifty percent (50%) of the appraised value at the sole discretion of the Bank. The Borrowing Base as of September 24, 2003 was $4,075,750, as set forth on Exhibit A.

     Charles W. Janke, the Company's Chairman of the Board and Chief Executive Officer, and J. H. Carpenter, the Company's President and Chief Operating Officer, have provided personal guaranties for the amended credit facility.

     Advances  under  the  credit  facility  may  be  used  for the purposes of:
acquiring up to $2.6 million of the Company's capital stock (including repurchases pursuant to the Company's announced 1-for-100,000 reverse split of its common stock, subject to shareholder approval at the Company's annual shareholder meeting scheduled for November 5, 2003); acquiring assets (or making improvements to existing assets pledged to the Bank), subject to the Bank's acceptance of the related collateral; and general working capital requirements of up to $250,000 at any one time.

     The Sixteenth Amendment, including Exhibit A, is attached hereto as Exhibit
10.1  and  incorporated  herein  by  reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (c)  Exhibits

          10.1 Sixteenth Amendment to Loan Agreement with Southwest Bank of Texas N.A., dated as of September 24, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 17, 2003          RAMPART CAPITAL CORPORATION



                                 By:  /s/  J.H.  Carpenter
                                    --------------------------------------------
                                      J.H.  Carpenter,
                                      President  and
                                      Chief  Operating  Officer

                                INDEX TO EXHIBITS


  EXHIBIT    DESCRIPTION OF EXHIBIT
-----------  ----------------------------------------------------------
   *10.1     Sixteenth Amendment to Loan Agreement with Southwest
             Bank of Texas N.A., dated as of September 24, 2003

*FILED HEREWITH.



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